POWER OF ATTORNEY

I, the undersigned trustee or officer of the investment companies listed on Annex A for which Amundi Asset Management US, Inc. or one of its affiliates acts as investment adviser (each, a “Trust” and collectively, the “Trusts”), hereby constitute and appoint Lisa M. Jones, Christopher J. Kelley and Michael D. Melnick, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any Registration Statement on Form N-1A, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by each Trust, of which I am now, or am on the date of such filing, a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them, to any and all Registration Statements and amendments to said Registration Statements, including any amendments to establish a new series of a Trust, and any other filings with the Securities and Exchange Commission on behalf of each Trust.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 1st day of June, 2021.

/s/ Anthony J. Koenig, Jr.
Anthony J. Koenig, Jr.